Exhibit 99.3

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2009	2009
ASSETS	(In thousands)

Cash and due from banks	$17,736	$14,646
Short-term investments	3,000	-
Total cash and cash equivalents	20,736	14,646

Certificates of deposit	100	200
Securities available for sale, at fair value	46,979	51,747
Securities held to maturity, at amortized cost	30,692	30,389
Loans held for sale	5,204	7,373
Loans, net	349,743	356,702
Premises and equipment, net	15,424	16,158
Federal Home Loan Bank stock, at cost	7,933	7,933
Accrued interest receivable	1,499	1,518
Bank-owned life insurance	8,939	8,789
Deferred tax asset	3,448	4,003
Other assets	5,494	4,503

	$496,191	$503,961

LIABILITIES AND SURPLUS

Deposits	$384,961	$375,095
Federal Home Loan Bank advances	77,000	92,950
Mortgagors' escrow accounts	576	564
Accrued expenses and other liabilities	2,046	3,091
Total liabilities	464,583	471,700

Surplus	33,826	35,558
Accumulated other comprehensive loss	(2,218)	(3,297)
Total surplus	31,608	32,261

	$496,191	$503,961

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended December 31, 2009 and 2008

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$5,226	$5,942	$10,467	$12,036
Interest and dividends on securities	591	1,042	1,218	2,116
Other interest and dividends	216	477	457	978
Total interest and dividend income	6,033	7,461	12,142	15,130

Interest expense:
Interest on deposits	1,365	1,907	2,817	3,799
Interest on Federal Home Loan Bank advances	867	1,299	1,740	2,660
Total interest expense	2,232	3,206	4,557	6,459

Net interest income	3,801	4,255	7,585	8,671
Provision for loan losses	350	715	1,000	3,421
Net interest income, after provision for loan losses	3,451	3,540	6,585	5,250

Other income (loss):
Customer service fees	648	690	1,318	1,478
Gain on sale of loans	140	106	276	207
Impairment write-down of securities	-	(1,346)	-	(4,346)
Gain (loss) on sales of securities available for sale, net	(1)	37	(1)	50
Bank-owned life insurance income	75	67	150	142
Miscellaneous	37	66	57	115
Total other income (loss)	899	(380)	1,800	(2,354)

Operating expenses:
Salaries and employee benefits	2,098	2,275	4,058	4,650
Occupancy and equipment	951	851	1,722	1,718
Data processing	290	306	555	578
Advertising and promotions	366	138	456	335
Professional services	542	180	902	386
Deposit insurance assessments	507	53	915	139
Foreclosed real estate expense, net	124	-	138	-
Other general and administrative	847	576	1,371	1,163
Total operating expenses	5,725	4,379	10,117	8,969

Loss before income taxes	(1,375)	(1,219)	(1,732)	(6,073)

Benefit for income taxes	(37)	(338)	-	(2,037)

Net loss	$(1,338)	$(881)	$(1,732)	$(4,036)

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net loss	$(1,732)	$(4,036)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Provision for loan losses	1,000	3,421
Impairment write-down of securities	-	4,346
Loss (gain) on sales of securities available for sale, net	1	(50)
Loss on sales of foreclosed real estate	138	-
Net amortization of securities	62	4
Depreciation and amortization expense	878	1,008
Amortization of net deferred loan fees/costs	(49)	(44)
Bank-owned life insurance income	(150)	(142)
Decrease in accrued interest receivable	19	467
Net decrease (increase) in loans held for sale	2,169	(1,428)
Deferred income tax (benefit) provision	(366)	380
Other, net	(1,773)	(3,619)
Net cash provided by operating activities	197	307

Cash flows from investing activities:
Net decrease in certificates of deposit	100	695
Activity in securities available for sale:
Purchases	-	(583)
Sales	1	8,723
Maturities, prepayments and calls	6,342	3,239
Activity in securities held to maturity:
Maturities, prepayments and calls	-	17
Loan originations, net of principal payments	4,609	2,189
Proceeds from sales of foreclosed real estate	1,147	391
Purchases of premises and equipment	(234)	(902)
Net cash provided by investing activities	11,965	13,769

Cash flows from financing activities:
Net increase (decrease) in deposits	9,866	(3,455)
Federal Home Loan Bank advance activity:
Net change in advances with maturities of less than
three months	(15,950)	16,786
Proceeds from advances with maturities of three months
or more	-	25,000
Repayment of advances with maturities of three months
or more	-	(56,000)
Net increase in mortgagors' escrow accounts	12	46
Net cash used in financing activities	(6,072)	(17,623)

Net change in cash and cash equivalents	6,090	(3,547)

Cash and cash equivalents at beginning of period	14,646	11,404

Cash and cash equivalents at end of period	$20,736	$7,857

Supplemental cash flow information:
Interest paid on deposits	$2,817	$3,799
Interest paid on Federal Home Loan Bank advances	1,740	2,660
Income taxes paid, net of refunds	1,000	8
Transfer from loans to foreclosed real estate	3,381	-
Capitalized deferred interest payments on securites held to maturity	435	234